                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) July 5, 1995

                           ALCO STANDARD CORPORATION
                         _____________________________
            (Exact name of registrant as specified in its charter)



     OHIO                      File No. 1-5964                   23-033440
- ---------------                ----------------                -------------
(State or other                (Commission File                (IRS Employer
jurisdiction of                Number)                         (Identification
incorporation)                                                 Number)


            P.O. Box 834, Valley Forge, Pennsylvania          19482
            -----------------------------------------       ---------


      Registrant's telephone number, including area code: (610) 296-8000
                                                          --------------


                                Not Applicable
                 ---------------------------------------------
         (Former name or former address, if changed since last report)

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Item 5.     Other Events.
            -------------

      On July 5, 1995, the Registrant announced that it intends to offer approximately 3.4 million shares of Automatically Convertible Equity Securities (the "Securities") to the public. The Securities automatically convert to the Registrant's common stock on a specified date in September 1998 (the "Mandatory Conversion Date") at a conversion rate which is related to the market price of the common stock on the Mandatory Conversion Date. The Securities are further described in the preliminary prospectus which the Registrant filed with the Securities and Exchange Commission on July 7, 1995.

      On July 5, 1995, the Registrant also announced that it expects to report earnings for the quarter ended June 30, 1995 on July 20, 1995. The Registrant expects earnings of approximately $.98 per share for the quarter, which represents a 22.5% increase over adjusted earnings per share of $.80 for the third quarter of fiscal 1994. The Company's anticipated third quarter results are consistent with its earnings expectation of $3.60 per share for the fiscal year ending September 30, 1995 compared to $2.87 for the fiscal year ended September 30, 1994.

Item 7.     Financial Statements,Pro Forma Financial Information
            ----------------------------------------------------
            and Exhibits.
            ------------

            (c)     Exhibits.
                    --------

                    Press Release dated July 5, 1995.

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                                   SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               ALCO STANDARD CORPORATION



                                               By: /s/ Michael J. Dillon
                                                   -------------------------
                                                    Michael J. Dillon
                                                       Controller



Dated: July 7, 1995

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                               Index to Exhibit
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(28) Press Release Dated July 5, 1995


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